February 22, 2005 PetroQuest Energy, Inc. 2005 Analyst Conference

Production - Commodity Mix Oil Gas 27% 73% 43% - 6 Yr CAGR

Reserves - Category Mix Oil Gas 40% - 6 Yr CAGR

Reserves - Classification Mix

Production and Reserves - Basin Mix Production Reserves Gulf Coast E. Texas/Arkoma 25% 75%

Drilling Activity 2000 2001 2002 2003 2004 2005 Net Wells 3.35 7.41 7.01 4.71 18.9 42.1 Gross Wells 8 13 10 10 33 74

Estimated Net Unrisked Reserve Potential

2005 South Louisiana Drilling Program

2005 Gulf of Mexico Drilling Program

Southeast Carthage Field Development LOUISIANA TEXAS LEGEND 2005 Drilling Program Locations PQUE Drills P-DP P-UD P-BP PQUE LEASE POSITION P-NP

Over 12,000 net acres Interest in 69 sections; operational control of 31 sections Currently 160-acre spacing Immediate gas production with little water 2,000 to 3,000' TVD, with 2,500' horizontal leg Typical economics: .7 Bcf; $350,000 completed well cost; 150-200 Mcf/day I.P. rate Additional producing horizons: Savanna Sand - 500' to 1,000' Cromwell Sand - 5,500' to 6,000' Booch Sand - 1,000' to 1,500' Operate 30+ miles of gathering system Current production of 2,500 Mcfe/day; increasing monthly Four year drilling inventory Oklahoma Arkansas Arkoma Basin PITTSBURG COUNTY Hartshorne Coal Arkoma Basin

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. PetroQuest believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that its goals will be achieved. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this presentation. While PetroQuest makes these forward-looking statements in good faith, neither PetroQuest nor its management can guarantee that the anticipated future results will be achieved. PetroQuest discloses proved reserves that comply with the Securities and Exchange Commission's (SEC) definitions. Additionally, PetroQuest may disclose estimated reserves, which the SEC guidelines do not allow us to include in filings with the SEC. See Risk Factors and the Management's Discussion and Analysis included in PetroQuest's 2003 Annual Report on Form 10-K.



PetroQuest

ENERGY, INC.

PQUE NASDAQ LISTED

February 22, 2005

PetroQuest Energy, Inc. 2005 Analyst Conference